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                                                                     Exhibit 5.1


                                 LAW OFFICES OF
                           SAUL, EWING, REMICK & SAUL

HARRISBURG, PENNSYLVANIA      3800 CENTRE SQUARE WEST       PRINCETON NEW JERSEY
MALVERN, PENNSYLVANIA         PHILADELPHIA, PA 19102        WESTMONT, NEW JERSEY
NEW YORK, NEW YORK                                          WILMINGTON, DELAWARE

                                 (215) 972-7777

                              Fax: (215) 972-7725
                        Internet Email: lawyers@saul.com
                      World Wide Web: http://www.saul.com

                                                                  March 13, 1996

Oncogene Science, Inc.
106 Charles Lindbergh Blvd.
Uniondale, NY 11553

Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") of Oncogene Science, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 373,500 shares of common stock, par value $.01 per share, of the Company (the "Shares").

        We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

        Based on the foregoing, it is our opinion that:

        1. the Company is duly organized, validly existing and in good standing under the laws of State of Delaware; and

        2. the Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,


                                                SAUL, EWING, REMICK & SAUL